UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
October 28, 2020
BLACK KNIGHT, INC.
(Exact name of Registrant as Specified in its Charter)

001-37394
(Commission File Number)

Delaware	81-5265638
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 854-5100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BKI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 28, 2020, the Board of Directors of Black Knight, Inc. (“Black Knight” or the “Company”) adopted a resolution to set the size of the Company’s Board of Directors at nine and elected Catherine (Katie) L. Burke to serve on our Board of Directors. Ms. Burke will serve in Class III of our Board of Directors, and her term will expire at the annual meeting of our shareholders to be held in 2021. Ms. Burke has not been appointed to any committee of our Board.

Ms. Burke, who is age 45, is Chief Strategy Officer at Daniel J. Edelman Holdings Inc. (Edelman), a global communications firm, a position she has held since January 6, 2019. In addition, she is the head of Practices, Sectors and Intellectual Property at Edelman and is a member of Edelman’s Executive and Operations Committees. Since 2008, Ms. Burke has served in a variety of executive roles at Edelman including Global Chair of Public Affairs and Global Chief of Staff. Previously, Ms. Burke served as Executive Vice President of Marketing and Communications at Nielsen Holdings plc. Ms. Burke also serves as a director of NCR Corporation.

Ms. Burke is not a party to any related party transactions with the Company. She will receive customary compensation paid to our non-employee directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Knight, Inc.
Date:	October 29, 2020	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President and General Counsel